United States Oil Fund, LP	Exhibit 99.1
Monthly Account Statement
For the Month Ended March 31, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$61,438,420
Unrealized Gain (Loss) on Market Value of Futures	200,070,030
Interest Income	762,532
ETF Transaction Fees	44,000
Total Income (Loss)	$262,314,982

Expenses
Investment Advisory Fee	$1,305,280
Brokerage Commissions	436,427
SEC & FINRA Registration Expense	179,800
Tax Reporting Fees	93,550
NYMEX License Fee	71,591
Non-interested Directors' Fees and Expenses	27,674
Audit Fees	13,589
Legal Fees	3,540
Prepaid Insurance Expense	2,851
Total Expenses	$2,134,302
Net Gain (Loss)	$260,180,680

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 3/1/09	$3,816,165,315
Additions (2,500,000 Units)	71,487,969
Withdrawals (42,700,000 Units)	(1,234,984,856)
Net Gain (Loss)	260,180,680

Net Asset Value End of Period	$2,912,849,108
Net Asset Value Per Unit (99,200,000 Units)	$29.36

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502